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                                                                    Exhibit 23.4

Consent of Independent Chartered Accountants

The Board of Directors
LaSalle Re Holdings Limited



We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                                     KPMG Peat Marwick
Hamilton, Bermuda                                    Chartered Accountants
March 5, 1999